UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

DIGIRAD CORPORATION

(Name of Registrant as Specified in its Charter)

RED OAK PARTNERS, LLC

THE RED OAK FUND, L.P.

PINNACLE FUND, LLLP

PINNACLE PARTNERS, LLC

PINNACLE CAPITAL, LLC

WHITE PEAKS HOLDINGS, LLC

DAVID SANDBERG

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

In a previous filing Red Oak Partners, LLC (“Red Oak”) referred to a website
“www.ourmaterials.com/redoakfund” as a source of materials pertaining to Red Oak’s effort to elect directors for Digirad Corporation (the “Company”). That reference was made in error and that website has no connection to the Red Oak efforts concerning the Company.  Investors interested in learning more should contact:

Alliance Advisors LLC

200 Broadacres Drive 3rd Floor

Bloomfield, NJ 07003

Shareholders Call Toll Free: 1 (888)-991-1289

Banks and Brokers Call Collect: 973-873-7721